Exhibit 99.2

PRESS RELEASE

SEACOR ANNOUNCES PRICING OF PRIVATE OFFERING OF $200 MILLION PRINCIPAL AMOUNT OF CONVERTIBLE SENIOR NOTES

Fort Lauderdale, Florida
November 6, 2013

FOR IMMEDIATE RELEASE-SEACOR Holdings Inc. (NYSE: CKH) (“SEACOR” or the “Company”) today announced that it has agreed to sell $200 million aggregate principal amount of its 3.00% convertible senior notes due 2028 (the “convertible notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). SEACOR has granted the initial purchasers an option to purchase up to an additional $30 million aggregate principal amount of its convertible notes. The offering is expected to close on November 13, 2013, subject to customary closing conditions.
The convertible notes will be the senior, unsecured obligations of SEACOR and will bear interest at a rate of 3.00% per annum, payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2014. In addition to regular interest, beginning on November 15, 2020, contingent interest will accrue in certain circumstances relating to the trading price of the convertible notes. The convertible notes will mature on November 15, 2028.
Prior to August 15, 2028, the convertible notes will be convertible only upon satisfaction of certain conditions, and thereafter, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. The conversion rate will initially equal 7.9362 shares of SEACOR common stock per $1,000 principal amount of convertible notes, which corresponds to an initial conversion price of approximately $126.00 per share of SEACOR common stock, representing a conversion premium of approximately 37.5% over $91.64, which was the last reported sale price of SEACOR common stock on November 6, 2013. The conversion rate will be subject to adjustment upon the occurrence of certain events. Upon conversion of the convertible notes, SEACOR will, at its election, pay or deliver, as the case may be, cash, shares of SEACOR common stock, or a combination of cash and shares of SEACOR common stock.
SEACOR estimates that the net proceeds it will receive from the offering will be approximately $194.3 million ($223.5 million if the initial purchasers exercise their option to purchase additional convertible notes in full solely to cover overallotments), after deducting the initial purchasers' discounts and commissions and estimated offering expenses payable by SEACOR. SEACOR expects to use the net proceeds from the sale of the convertible notes (including any net proceeds received from the initial purchasers' exercise of their option to purchase additional convertible notes) for general corporate purposes.
The convertible notes and the shares of SEACOR’s common stock issuable upon conversion of the convertible notes will not be registered under the Securities Act or the securities laws of any state or other jurisdiction and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable securities laws of any relevant state or jurisdiction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. SEACOR gives no assurance that the proposed offering can be completed on any terms.

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About SEACOR
SEACOR is a global provider of marine transportation equipment and logistics services primarily servicing the U.S. and international energy and agricultural markets. SEACOR offers customers a diversified suite of services and equipment, including offshore marine, inland river, storage and handling, distribution of petroleum, chemical and agricultural commodities, and shipping. SEACOR is dedicated to building innovative, modern, “next generation,” efficient marine equipment while providing highly responsive service with the highest safety standards, and dedicated professional employees. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.
Cautionary Note Regarding Forward-Looking Statements

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as "anticipate," "estimate," "expect," "project," "intend," "believe," "plan," "target," "forecast" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of U.S. government implemented moratoriums directing operators to cease certain drilling activities and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to Moratoriums, increased government legislation and regulation of the Company’s businesses which could increase cost of operations, increased competition if the U.S. cabotage laws principally contained in 46 U.S.C. §50501 and 46 U.S.C. Chapter 551 and collectively known as the “Jones Act” are repealed, liability, legal fees and costs in connection with the provision of emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, decreased demand for our Inland River Services due to drought conditions and climatic conditions affecting river navigation and grain harvests; declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services, Inland River Services and Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum products, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or another change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services and Shipping Services on several customers, consolidation of the Company’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions under U.S. federal maritime laws on the amount of ownership of the Company’s common stock by non-U.S. citizens (within the meaning of the Jones Act) because it owns and operates U.S.-flag vessels in the U.S. coastwise trade, operational risks of Offshore Marine Services, Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Offshore Marine Services’ and Inland River Services’ operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchange rates, and product availability in agriculture commodity trading and logistics activities, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company’s control. In addition, these statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the foregoing should not be considered a complete discussion of all potential risks or uncertainties. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on subjects in its filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any).

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com